LEGG MASON LIGHT STREET TRUST, INC.

                              ARTICLES OF AMENDMENT

    LEGG MASON LIGHT STREET TRUST, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended, and having its principal office in the City of Baltimore in the State of Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

    FIRST: In connection with and in furtherance of a plan of liquidation of Legg Mason Market Neutral Trust, a separate series of stock of the Corporation (the "Liquidating Series"), the Corporation hereby amends its Articles of Incorporation as currently in effect (the "Articles of Incorporation") to include the following:

    A.   As of the Effective Date (as hereinafter defined):

         (i) each unissued share of the Liquidating Series of the Corporation, par value $0.001 per share, is hereby reclassified into, and shall become, one unissued, unclassified share of capital stock of the Corporation; and

         (ii) the Corporation shall proceed to sell and liquidate all assets belonging to the Liquidating Series and to pay from the proceeds thereof all liabilities belonging to such Liquidating Series. After payment of the liabilities belonging to the Liquidating Series, the remaining proceeds from the sale and liquidation of the assets belonging to the Liquidating Series shall be distributed as a liquidating distribution, as soon as practicable following the Effective Date, but in any event within thirty days thereafter, among the holders of the shares of the Liquidating Series. The date that the liquidating distribution is paid shall be the "Liquidation Date." Holders of the shares of the Liquidating Series shall receive a liquidating distribution in proportion to the number of such shares held by them and recorded on the books of the Corporation as of the close of business on the Liquidation Date.

    B. Upon payment by the Corporation of the liquidating distribution on the Liquidation Date to the holders of shares of the Liquidating Series, each issued and outstanding share of the Liquidating Series shall be cancelled and shall cease to be issued and outstanding, and each such cancelled share shall be reclassified into, and shall become, one unissued, unclassified share of capital stock of the Corporation.

    C. Upon cancellation of the issued and outstanding shares of the Liquidating Series, and the reclassification of such cancelled shares and all unissued shares of such Liquidating Series to unissued, unclassified shares of capital stock of the Corporation, the provisions of the Articles

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    of  Incorporation  designating  and  classifying  shares  of  stock  of  the
    Corporation  into  shares  of  the  Liquidating  Series,   establishing  and
    describing the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares of the Liquidating Series and the description, and terms and conditions, of various classes of shares of the Liquidating Series, shall be deleted from the Articles of Incorporation of the Corporation. Such deletions from the Articles of Incorporation of the Corporation shall include only provisions of the Articles of Incorporation as they relate to shares of the Liquidating Series, and to the extent which any provisions of the Articles of Incorporation of the Corporation relate both to shares of the Liquidating Series and one or more other series of stock of the Corporation, such provisions shall remain in the Articles of Incorporation but shall be deemed to apply only to such one or more other series of stock of the Corporation.

    SECOND: The amendments to the Articles of Incorporation of the Corporation herein set forth were duly advised by the Board of Directors of the Corporation and approved by the shareholders entitled to vote thereon, as required by the Articles of Incorporation and By-Laws of the Corporation and applicable law.

    THIRD: The amendments set forth herein do not increase the authorized capital stock of the Corporation.

    FOURTH: The amendments set forth herein shall become effective as of the close of business on the date (the "Effective Date") which is the later of: (i) October 16, 2000; and (ii) the date on which these Articles of Amendment, having been duly advised, approved, signed, acknowledged and sealed by the Corporation as required by the laws of the State of Maryland, and not having been abandoned prior to the Liquidation Date by majority vote of the entire Board of Directors of the Corporation, are filed for record with the Department.

    IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its undersigned Vice President and Treasurer and witnessed or attested to by its undersigned Secretary as of the 12th day of October, 2000; and its undersigned Vice President and Treasurer acknowledges that these Articles of Amendment are the act and deed of the Corporation and, under penalties of perjury, that the matters and facts set forth herein are true in all material respects to the best of her knowledge, information and belief.

ATTEST:                                LEGG MASON LIGHT STREET TRUST, INC.



/s/ Patricia A. Maxey                  By: /s/ Marie K. Karpinski
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Patricia A. Maxey                      Name:    Marie K. Karpinski
Secretary                              Title:   Vice President and Treasurer